Exhibit 99.1
Amedica to Present Research Supporting Favorable Silicon Nitride Findings at the Orthopaedic Research Society Annual Meeting
Four Scientific Presentations Demonstrate Superiority of Silicon Nitride over Existing Biomaterials

SALT LAKE CITY, January 28, 2016 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce all four submissions to the Orthopaedic Research Society (“ORS”) Annual Meeting were accepted for presentation occurring March 5-8, 2016 in Orlando, Florida.

“Our presentations will demonstrate the rationale for using our proprietary silicon nitride composition in a variety of medical applications within the $15 billion surgical spine, dental, hip and knee replacement markets,” said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. “This scientific data will convincingly demonstrate the serious limitations of other existing biomaterials, while highlighting the advantages of silicon nitride, even as we continue further testing on an improved second generation silicon nitride composition. I’m very proud of our continued innovation and robust science, which will be presented at this important orthopedic forum.”

Accepted submission titles and their authors include:

•	Metal Ions Contribute to the Material Instability of Zirconia Toughened Alumina - Giuseppe Pezzotti, Leonardo Puppulin, Marco Boffelli, Nobuhiko Sugano, Bryan J. McEntire (Presenter), and B. Sonny Bal

•	Differential Bacterial Expression on Silicon Nitride, PEEK, and Titanium Surfaces - Bryan J. McEntire (Presenter), Erin N. Jones, Darin Ray, Ryan M. Bock, B.Sonny Bal, and Giuseppe Pezzotti

•	Do Ceramic Femoral Heads Contribute to Polyethylene Oxidation? - Bryan J. McEntire (Presenter), Yuto Enomoto, Wenliang Zhu, Marco Boffelli, Elia Marin, B. Sonny Bal, and Giuseppe Pezzotti

•	Differential Effects of Hydrothermal Ageing on the Surface Fracture Toughness of Ceramics - Bryan J. McEntire (Presenter), Erin N. Jones, Darin Ray, Ryan M. Bock, B.Sonny Bal, and Giuseppe Pezzotti

The ORS annual meeting attracts attendees from all over the world-clinicians, surgeons, residents, veterinarians, basic scientists, and engineers who come together to present the latest innovative and cutting-edge musculoskeletal research.

About Amedica Corporation
Amedica is focused on the development and application of interbody implants manufactured with medical-grade silicon nitride ceramic. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty as well as dental applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world's largest ceramic manufacturers. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

About Orthopaedic Research Society
Orthopaedic Research Society (ORS) exists to promote, support, develop and encourage research in surgery and musculoskeletal disease and disciplines. Every year, the ORS meeting attracts over 3,000 attendees with an interest in orthopaedic research including clinicians, surgeons, residents, veterinarians, basic scientists, and engineers.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future performance, business operations and acceptance of its technology platform. Statements relating to Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and similar statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com

Robert Haag
IRTH Communications
866-976-4784
amda@irthcommunications.com